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                                                                  Exhibit 32.1

          TRAVELCENTERS OF AMERICA, INC. AND CONSOLIDATED SUBSIDIARIES

                            CERTIFICATION PURSUANT TO
                            18 U. S. C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of TravelCenters of America, Inc., a Delaware corporation (the "Company") on the Form 10-Q for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of the Company does hereby certify, to such officer's knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of, and for, the periods presented in the Form 10-Q..


/s/ Timothy L. Doane
-----------------------------------
Timothy L. Doane
President and Chief Executive Officer
May 16, 2005



     The foregoing Certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Form 10-Q or as a separate disclosure document.